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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

The Finish Line, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

June 20, 2005

Dear Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 21, 2005, at 9:00 a.m., to be held at Finish Line Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.

     The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

     Your interest and participation in the affairs of the Company are greatly appreciated.

Respectfully,

Alan H. Cohen,
Chairman of the Board
and Chief Executive Officer

GENERAL INFORMATION
ELECTION OF CLASS I DIRECTORS
APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN OF THE FINISH LINE, INC. TO INCREASE THE NUMBER OF SHARES SUBJECT THERETO BY 4,000,000 SHARES AND APPROVAL AND RATIFICATION OF THE PLAN, AS AMENDED AND RESTATED
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
BOARD OF DIRECTORS, COMMITTEES AND MEETINGS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION AND STOCK OPTION COMMITTEE REPORT
STOCK PRICE PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PROPOSALS OF SHAREHOLDERS
MISCELLANEOUS
APPENDIX A

THE FINISH LINE, INC.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

Notice of Annual Meeting of Shareholders
to be held July 21, 2005

TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:

     Notice is hereby given that the 2005 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at Finish Line Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235 on Thursday, July 21, 2005, at 9:00 a.m., will be conducted for the following purposes:

(1)	To elect two Class I directors to serve on the Company’s Board of Directors until the 2008 Annual Meeting of Shareholders;

(2)	To approve and ratify an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares subject thereto by 4,000,000 shares and to approve and ratify the Plan, as amended and restated;

(3)	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s fiscal year ending February 25, 2006; and

(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on May 27, 2005, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Gary D. Cohen,
Executive Vice President, General Counsel and Secretary

Indianapolis, Indiana
June 20, 2005

Your vote is important. Accordingly, you are asked to complete, sign, date and return the accompanying Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

The Finish Line, Inc.
3308 N. Mitthoeffer Road
Indianapolis, Indiana 46235

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
JULY 21, 2005

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 20, 2005, in connection with the solicitation of proxies by the Board of Directors of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2005 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Finish Line Corporate Office, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 21, 2005, at 9:00 a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company’s shareholders will be asked to: (i) elect two Class I directors to serve on the Company’s Board of Directors until the 2008 Annual Meeting of Shareholders, (ii) approve and ratify an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares subject thereto by 4,000,000 shares and approve and ratify the Plan, as amended and restated, (iii) ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s fiscal year ending February 25, 2006, and (iv) vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. This proxy statement and related proxy materials are being first mailed to shareholders on or about June 20, 2005.

Throughout this Proxy Statement, fiscal 2005, fiscal 2004 and fiscal 2003 represent the fiscal years ended February 26, 2005, February 28, 2004, and March 1, 2003, respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company’s shareholders. In addition, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation therefrom. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Shares.

Voting at the Meeting

Shareholders of record of the Company’s Class A Common Shares and Class B Common Shares at the close of business on May 27, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 43,833,167 Class A Common Shares and 5,141,336 Class B Common Shares were outstanding and entitled to vote. Each outstanding Class A Common Share entitles the holder thereof to one vote and each outstanding Class B Common Share entitles the holder thereof to ten votes.

In the election of directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a majority of the votes cast is required to ratify and approve each of the other proposals set forth in this Proxy Statement.

The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

Shareholders do not have the right to cumulate their votes in the election of directors.

Revocability of Proxy

A proxy may be revoked by a shareholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholders or, if no instructions are indicated, will be voted “FOR” the election of the two Class I director nominees indicated herein to serve on the Company’s Board of Directors until the 2008 Annual Meeting of Shareholders, “FOR” approval and ratification of an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares subject thereto by 4,000,000 shares and approval and ratification of the Plan, as amended and restated, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s fiscal year ending February 25, 2006, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

Reincorporation

On July 29, 2004, The Finish Line, Inc., a Delaware corporation (the “Delaware Company”) merged (the “Reincorporation Merger”) with and into its newly-formed, wholly-owned subsidiary, The Finish Line Indiana Corp., an Indiana corporation. The Company survived the Reincorporation Merger as an Indiana corporation and became the successor corporation to the Delaware Company under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) with respect to the Delaware Company’s Class A stock, and under the Securities Act of 1933, as amended, (the “Securities Act”) with respect to the Delaware Company’s outstanding Securities Act registration statements. At the effective time of the Reincorporation Merger, the Company also changed its name to “The Finish Line, Inc.” The principal purpose of the Reincorporation Merger was to change the state of incorporation of the Delaware Company from Delaware to Indiana.

ELECTION OF CLASS I DIRECTORS

(Item 1 on your Proxy)

The Company’s Bylaws provide for dividing the Company’s Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation or removal. The term of the Class I directors, consisting of Alan H. Cohen and Jeffrey H. Smulyan, will expire at the 2005 Annual Meeting, the term of the Class II directors, consisting of Larry J. Sablosky, Bill Kirkendall and William P. Carmichael, will expire at the 2006 Annual Meeting, and the term of the Class III directors, consisting of David I. Klapper and Stephen Goldsmith, will expire at the 2007 Annual Meeting. Each Director whose term expires at an Annual Meeting will be elected to hold office for a three-year term, with each Director to hold office until his or her successor is duly elected and qualified.

The persons named in the Proxy Card as proxies for this meeting will vote in favor of the following two nominees as Class I directors of the Company unless otherwise indicated by the shareholder on the Proxy Card. Class I directors elected at the 2005 Annual Meeting will serve for a three-year term expiring at the 2008 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of his or her death, resignation, or removal. Management has no reason to believe that either of the nominees will be unable or unwilling to serve if elected. If either nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

Nominees

The nominees for election as Class I directors of the Company are Alan H. Cohen and Jeffrey H. Smulyan. Each of such persons currently serves as a director of the Company. The nominees for election as Class I directors of the Company were selected by the Board of Directors upon the recommendation of the independent directors of the Board. See “Management — Executive Officers and Directors” for additional information concerning the nominees.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the Class I director nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy).

APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN
OF THE FINISH LINE, INC.
TO INCREASE THE NUMBER OF SHARES SUBJECT THERETO BY 4,000,000 SHARES AND
APPROVAL AND RATIFICATION OF THE PLAN, AS AMENDED AND RESTATED

(Item 2 on your Proxy)

At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify an amendment to the 2002 Stock Incentive Plan of The Finish Line, Inc. (the “Plan”) to increase the number of shares subject thereto from 2,500,000 to 6,500,000 and to approve and ratify the Plan, as amended and restated.

As of May 27, 2005, 480,100 Class A Common Shares remained available under the Plan. The Board of Directors believes it is in the best interest of the Company to attract, retain and motivate employees and non-employee directors of the Company and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such persons in the Company, and that such number of shares is insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees and non-employee directors. In order to increase the aggregate number of shares available for stock-based incentives, on January 20, 2005, the Board amended the Plan, subject to shareholder approval, and is submitting the Plan, as amended and restated, to shareholders for their approval at the Annual Meeting.

Summary of the Plan

The principal features of the Plan, as amended and restated, are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Plan which is set forth as Appendix A to this Proxy Statement.

Plan Administration. The Plan is administered by the Compensation and Stock Option Committee (for purposes of this Item, the “Committee”) of the Board of Directors which consists solely of directors who qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) and as “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The Committee has the sole authority to, among other things:

•	prescribe, amend and rescind rules and regulations relating to the Plan;

•	determine which persons are eligible to participate in the Plan;

•	grant awards under the Plan;

•	establish, verify the satisfaction of, adjust, reduce or waive any performance goals or other conditions to the grant of awards under the Plan;

•	prescribe and amend the terms of documents evidencing awards made under the Plan;

•	interpret and construe the Plan; and

•	make all other determinations deemed necessary or advisable for administration of the Plan.

With respect to any award that is not intended to satisfy Section 162(m)(4)(C) of the Code or Rule 16b-3 of the Exchange Act, the Committee may appoint one or more separate committees composed of one or more directors of the Company or, to the extent permitted by law, one or more officers of the Company, and delegate to any such subcommittee the authority to grant awards.

Eligibility. Any person, including any director of the Company, who is an employee or prospective employee of the Company or any of its affiliates shall be eligible to be considered for the grant of awards under the Plan. A director of the Company who is not also a salaried employee is also eligible to receive grants of non-qualified options. As of May 27, 2005, four non-employee directors and 12,799 employees of the Company and its subsidiaries were eligible to receive awards under the Plan.

Shares Subject to the Plan. The aggregate number of Class A Common Shares (“Shares”) that may be issued pursuant to all awards granted under the Plan shall not exceed 6,500,000 plus the number of Shares subject to awards granted under the Company’s Non-Employee Director Stock Option Plan (the “Director Plan”) or the Company’s 1992 Employee Stock Incentive Plan but which are not issued under such plans as a result of the cancellation, expiration or forfeiture of such awards, provided that, to the extent that options granted to a particular employee are intended to qualify as performance-based compensation under Section 162(m) of the Code, any cancelled, expired, or forfeited shares underlying the options shall continue to be counted against the maximum number of shares that may be granted to the employee. The aggregate number of Shares that may be issued pursuant to the exercise of options intended to qualify as “Incentive Stock Options” pursuant to Section 422 of the Code (“ISOs”) shall not exceed 6,500,000. The aggregate number of Shares subject to options granted under the Plan during any calendar year to any one individual shall not exceed 1,000,000, and the aggregate number of Shares issued or issuable under all awards other than options granted under the Plan shall not exceed 1,000,000.

For federal income tax purposes, the maximum compensation payable to employees pursuant to options and other awards under the Plan pursuant to which Shares will be issued is equal to: (a) the number of Shares with respect to which awards may be issued under the Plan, multiplied by the value of such Shares on the date such compensation is measured (which, in the case of non-qualified options (defined below), will generally be the date of exercise of the options); less (b) the price paid by the employee for such shares.

Adjustments. The maximum number of Shares available for issuance under the Plan as well as the exercise or settlement prices of awards under the Plan is subject to appropriate adjustment to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization or reorganization. However, such adjustments shall be made so as to not affect the status of any award intended to qualify as an “Incentive Stock Option” pursuant to Section 422 of the Code (an “ISO”) or as “performance-based compensation” under Section 162(m) of the Code.

Term, Amendment and Termination. The Plan became effective on July 18, 2002, and the amendment to the Plan will become effective when adopted by the Company’s shareholders. No awards shall be granted pursuant to the Plan more than 10 years after the effective date of the Plan. The Board may amend, alter or discontinue the Plan or any agreement or other document evidencing an award made under the Plan, but for the most part, no such amendment shall materially increase the maximum number of Shares for which awards may be granted or change the class of persons eligible under the Plan without shareholder approval. No amendments or alterations shall be made which would impair the rights of any award holder without such holder’s consent unless the Committee determines that such amendment is required or advisable or to satisfy a law or regulation or to meet the requirements of an accounting standard. The Committee may prescribe, amend and rescind rules and regulations relating to the Plan.

Options. The Committee may grant an option or provide for the grant of an option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the award or within the control of others.

The purchase price per share of the shares subject to each option granted under the Plan shall be determined by the Committee. However, if an option is intended to qualify as an ISO or as qualifying performance-based compensation under Section 162(m) of the Code, the exercise price shall be equal to or exceed 100% of the fair market value of a Share on the date the option is granted and if an option is intended to qualify as an ISO and the optionee holds (director or indirectly) 10% or more of the voting power of the outstanding stock of the Company, the exercise price shall be equal to or exceed 110% of the fair market value of a Share on the grant date. The term of each option granted under the Plan shall not exceed 10 years from the date of its grant, though the Committee may provide for a lesser term.

Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the option’s term as determined by the Committee. At any time after the grant of an option the Committee may reduce or eliminate restrictions surrounding the participant’s right to exercise all or part of the option. However, no option other than non-employee director options shall first become exercisable within one year from their date of grant, other than on death or disability of the eligible person or upon certain transactions. Subject to certain exceptions, upon termination of a grantee employee prior to the full exercise of an option, the unexercised portion of the option shall be subject to such procedures as the Committee may establish, except that all options held by non-employee directors as of the date of cessation of service as a director may be exercised in accordance with their terms until the earlier of two years after such termination or the expiration of the applicable option term.

Each fiscal year, each non-employee director shall automatically be granted a non-qualified option for not more than 8,000 Shares, provided that for the year in which a non-employee director first becomes a director, in lieu of the foregoing, he or she shall automatically be granted a non-employee director option to purchase not more than 14,000 Shares. Any non-qualified option granted to a non-employee director in any fiscal year pursuant to the Company’s

Director Plan will satisfy the provisions of the Plan for purposes of computing the number of non-qualified options granted to a non-employee director during any one fiscal year.

Incentive Bonuses. A participant may become entitled to receive an amount based on satisfaction of certain criteria (an “Incentive Bonus”). Each Incentive Bonus award will confer upon the employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

The Committee shall establish the performance criteria and level of achievement that shall determine the target and maximum amount payable under an Incentive Bonus award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. The maximum amount payable pursuant to the portion of an Incentive Bonus granted for any fiscal year to any individual that is intended to satisfy the requirements for “performance-based compensation” shall not exceed $500,000. The performance criteria for any portion of an Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” will be measured based on one or more “qualifying performance criteria” as described below under “Summary of the Plan — Qualifying Performance Criteria.”

The Committee shall determine the timing of any Incentive Bonus. The Committee may permit a participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in shares, in cash or in other property. Any Incentive Bonus that is paid in cash or in other property shall not affect the number of shares otherwise available for issuance under the Plan.

Notwithstanding satisfaction of any performance goals, to the extent the Committee provides, the amount paid under an Incentive Bonus award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

Incentive Stock. “Incentive Stock” is an award or issuance of Shares, the grant, issuance, retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.

Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an eligible person, which may vary from time to time and among eligible persons and which may be below the fair market value of such shares at the date of grant or issuance.

The grant, issuance, retention and/or vesting of shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be measured based on one or more “qualifying performance criteria” as described below under “Summary of the Plan — Qualifying Performance Criteria.” Subject to certain exceptions, upon a termination of employment by an eligible person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock awards granted shall be subject to such procedures as determined by the Committee.

Qualifying Performance Criteria. One or more of the following performance criteria will be the performance criteria for any Incentive Bonus or Incentive Stock intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code:

•	cash flow,

•	earnings per share,

•	earnings before interest, taxes and amortization,

•	return on equity,

•	total shareholder return,

•	share price performance,

•	return on capital,

•	return on assets or net assets,

•	revenue,

•	income or net income,

•	operating income or net operating income,

•	operating profit or net operating profit,

•	operating margin or profit margin,

•	return on operating revenue,

•	market share,

•	overhead or other expense reduction.

These criteria will apply either individually, alternatively or in any combination, to either the Company as a whole or to a business unit or a subsidiary, either individually, alternatively or in any combination. The Company will measure them either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award.

The Committee will appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs,

•	litigation or claim judgments or settlements,

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results,

•	accruals for reorganization and restructuring programs, and

•	any extraordinary, non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year.

Transferability. Unless the agreement or other document evidencing an award expressly states that the award is transferable, no award granted under the Plan, nor any interest in such award may be assigned or transferred prior to the vesting or lapse of any and all applicable restrictions, other than by will or the laws of descent and distribution. The Committee may grant an award or amend an outstanding award to provide that the award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, provided that following any such transfer or assignment the award will remain subject to substantially the same terms applicable to the award while held by the participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

Change in Control. In the event of a Change in Control (as defined below) any or all outstanding awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to shareholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of the Company held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) refuses to assume or substitute awards, as provided above, pursuant to a Change in Control transaction, such awards (in the case of options, to the extent not exercised prior to the date of such transaction and in the case of all other awards, to the extent not fully vested and free from any restriction prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of the award for alternative treatment and/or provide that the vesting of any or all awards granted pursuant to the Plan will accelerate in connection with a Change in Control.

For the purposes of this proposal a “Change in Control” is: (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the shareholders of the Company or their relative stock holdings and the awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient’s situation and the tax consequences of any particular award will vary depending on the specific facts and circumstances involved. Each recipient is advised to consult his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Grant of Options. An optionee will not recognize any taxable income at the time an option is granted and the Company will not be entitled to a federal income tax deduction at that time unless an option is granted at an exercise price below fair market value. If an option is granted below fair market value, the grant may be treated as a deferral of income pursuant to new Section 409A of the Code and the difference between fair market value and the option exercise price would be treated as deferred income which would be taxed as current income for income tax purposes as well as be subject to a 20% excise tax.

Exercise of ISOs. No ordinary income will be recognized by the holder of an ISO at the time of exercise. The excess of the fair market value of the Shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the optionee holds the Shares purchased for the greater of two years after the date the option was granted and one year after the acquisition of such Shares, the difference between the aggregate option price and the amount realized upon disposition of the Shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction.

If the Shares acquired upon exercise of an ISO are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Shares purchased at the time of exercise over the aggregate option exercise price or (ii) the excess of the amount realized upon disposition of such Shares over the option exercise price. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee. The excess, if any, of the amount realized upon disposition of the Shares in a disqualifying disposition over the fair market value of the Shares at the time of exercise will constitute capital gain.

Exercise of Non-Qualified Options. Taxable ordinary income will be recognized by the holder of an option that does not qualify as an ISO (a “non-qualified option”) at the time of exercise, in an amount equal to the excess of the fair market value of the Shares purchased at the time of such exercise over the aggregate option exercise price. The Company will be entitled to a federal income tax deduction equal to that amount. The optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.

Incentive Bonus. An eligible person receiving an Incentive Bonus grant will not recognize income, and the Company will not be allowed a deduction, at the time the grant is made. When the recipient receives payment in cash or Shares, the amount of cash and the fair market value of the Shares received will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount.

Incentive Stock. An eligible person receiving a grant of Incentive Stock that is not subject to vesting restrictions generally will recognize ordinary income (and the Company will be entitled to a deduction) upon the receipt of shares at the end of the performance period relating to such Incentive Stock award equal to the excess of the fair market value of the Shares received at such time over the purchase price, if any.

If an Incentive Stock award consists of the grant of restricted Shares that vest over time, then the recipient will not recognize income when the restricted shares are received, unless the recipient makes the election described below. While the restrictions are in effect, the recipient will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount.

When the restrictions on the Shares are removed or lapse, the excess of fair market value of such Shares on the date the restrictions are removed or lapse over the amount paid by the recipient for the Shares will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount. Upon disposition of the Shares, the gain or loss recognized by the recipient will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the Shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) election is filed by the recipient with the Internal Revenue Service within 30 days after the date of grant of restricted Incentive Stock, then the recipient will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the recipient will equal the excess of the fair market value of the shares as of the date of grant over the amount paid by the recipient for the Shares. The Company will be entitled to a deduction in a like amount. If such election is made and the recipient thereafter forfeits the restricted Shares, the employee may be entitled to a capital loss.

Miscellaneous Rules. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or any applicable withholding tax obligations under the Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the award. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carry-over basis in the Shares acquired, and may constitute a disqualifying disposition with respect to ISO shares.

As described above, the terms of the agreements pursuant to which specific awards are made to participants under the Plan may provide for accelerated vesting or payment of an award in connection with a Change in Control. In that event and depending on the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any excess parachute payments and the Company will be denied any deduction with respect to such payments. Participants in the Plan should consult their tax advisors as to whether accelerated vesting of an award in connection with a Change in Control would give rise to an excess parachute payment.

Section 409A of the Code sets forth the rules for deferral of compensation and describes situations where compensation is deemed deferred. The regulations under Section 409A are not final but it is possible that certain awards made under the Plan, in particular when the award is not subject to substantial risk of forfeiture, will be deemed deferred compensation under Section 409A. If that is the result, then the recipient of the award may be subject to income tax and a 20% excise tax upon the grant of the award.

Withholding Taxes. No withholding taxes are payable in connection with the grant of any stock option or the exercise of an ISO. However, withholding taxes must be paid at the time of exercise of any non-qualified option. In respect of all other awards, withholding taxes must be paid whenever the participant recognizes income for tax purposes.

New Plan Benefits

The benefits that will be received under the amended and restated 2002 Stock Incentive Plan in the future are not determinable at this time.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval and ratification of the amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares subject thereto by 4,000,000 shares and approval and ratification of the Plan, as amended and restated. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy).

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 27, 2005, information relating to the beneficial ownership of the Company’s common shares by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Class A Common Shares or Class B Common Shares, by each director or nominee for director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Beneficial Ownership as of May 27, 2005
	Class A			Class B
	Number of		% of	Number of		% of	Total
	Shares(1)(2)		Class(3)	Shares(1)		Class(3)	Shares
Alan H. Cohen	—		—	2,168,794		42.2%	2,168,794
David I. Klapper	—		—	1,824,300	(5)	35.5%	1,824,300
Larry J. Sablosky	43,500	(4)	(9)	1,148,242	(6)	22.3%	1,191,742
Glenn S. Lyon	35,500	(7)	(9)	—		—	35,500
Steven J. Schneider	19,920	(7)	(9)	—		—	19,920
Gary D. Cohen	40,108	(7)	(9)	—		—	40,108
George S. Sanders	80,000	(7)	(9)	—		—	80,000
Donald E. Courtney	30,245	(7)	(9)	—		—	30,245
Michael L. Marchetti	37,500	(7)	(9)	—		—	37,500
Kevin S. Wampler	46,923	(7)	(9)	—		—	46,923
Kevin G. Flynn	39,400	(7)	(9)	—		—	39,400
Robert A. Edwards	34,125	(7)	(9)	—		—	34,125
James B. Davis	14,000	(7)	(9)	—		—	14,000
Roger C. Underwood	7,200	(7)	(9)	—		—	7,200
Timothy R. Geis	3,200	(7)	(9)	—		—	3,200
Michael J. Smith	12,600	(7)	(9)	—		—	12,600
Jeffrey H. Smulyan	50,000	(7)	(9)	—		—	50,000
Stephen Goldsmith	16,000	(7)	(9)	—		—	16,000
Bill Kirkendall	11,000	(7)	(9)	—		—	11,000
William P. Carmichael	26,000	(7)	(9)	—		—	26,000
Ziff Asset Management LP	3,850,000	(8)	8.8%	—		—	3,850,000
283 Greenwich Avenue
Greenwich, CT 06830
T. Rowe Price	3,558,700	(8)	8.1%	—		—	3,558,700
100 E. Pratt St.
Baltimore, MD 21202
Boston Partners Asset Management, LLC	2,221,110	(8)	5.1%	—		—	2,221,110
28 State Street 20th Floor
Boston, MA 02109
All directors and executive	547,221		1.2%	5,141,336		100.0%	5,688,557
officers as a group (20 persons)

(1)	Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated, and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)	If Class B Common Shares are owned by the named person or group, excludes Class B Common Shares convertible into a corresponding number of Class A Common Shares.

(3)	The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(4)	Reflects shares gifted to a private family foundation, which is controlled by the named person.

(5)	Includes 97,100 shares held by a family partnership of which Mr. Klapper serves as general partner.

(6)	Includes 150,000 Class B Common Shares held by a family partnership of which Mr. Sablosky serves as general partner, and 14,420 Class B Common Shares held by Mr. Sablosky’s spouse.

(7)	Includes the following shares issuable upon exercise of options which are exercisable within 60 days of May 27, 2005:

Glenn S. Lyon	35,500
Steven J. Schneider	18,000
Gary D. Cohen	26,500
George S. Sanders	80,000
Donald E. Courtney	25,500
Michael L. Marchetti	33,500
Kevin S. Wampler	46,700
Kevin G. Flynn	39,000
Robert A. Edwards	33,600
James B. Davis	14,000
Roger C. Underwood	7,200
Timothy Geis	3,200
Michael J. Smith	12,600
Jeffrey H. Smulyan	24,000
Stephen Goldsmith	16,000
Bill Kirkendall	11,000
William P. Carmichael	22,000

(8)	This information is based solely on Schedule 13Gs filed with the Securities and Exchange Commission, copies of which were provided to the Company. The respective dates of the Schedule 13Gs are as follows:

Ziff Asset Management LP	02/03/05
T. Rowe Price	02/14/05
Boston Partners Asset Management, LLC	01/19/05

(9)	Less than 1% of the Class A Common Shares outstanding.

MANAGEMENT

Executive Officers and Directors

The executive officers, directors and nominees for director of the Company are as follows:

			Executive Officer
			or Director
Name	Age	Position	Since
Alan H. Cohen	58	Chairman of the Board, CEO, Class I Director	1976
Glenn S. Lyon	55	President, Chief Merchandise Officer	2001
David I. Klapper	56	Senior Executive Vice President, Class III Director	1976
Larry J. Sablosky	56	Senior Executive Vice President, Class II Director	1982
Steven J. Schneider	49	Senior Executive Vice President, COO	1989
Gary D. Cohen	53	Executive Vice President, General Counsel, Secretary	1997
George S. Sanders	47	Executive Vice President, Real Estate and Store Development	1994
Donald E. Courtney	50	Executive Vice President–IS, Distribution, CIO, Assistant Secretary	1989
Michael L. Marchetti	54	Executive Vice President, Store Operations	1995
Kevin S. Wampler	42	Executive Vice President, CFO and Assistant Secretary	1997
Kevin G. Flynn	41	Senior Vice President, Marketing	1997
Robert A. Edwards	43	Senior Vice President, Distribution	1997
James B. Davis	42	Senior Vice President, Real Estate	1997
Roger C. Underwood	35	Senior Vice President, Information Systems	2001
Timothy R. Geis	45	Senior Vice President, General Merchandise Manager	2003
Michael J. Smith	47	Senior Vice President, Loss Prevention	2003
Jeffrey H. Smulyan	58	Class I Director	1992
Stephen Goldsmith	58	Class III Director	1999
Bill Kirkendall	51	Class II Director	2001
William P. Carmichael	61	Class II Director	2003

Mr. Alan H. Cohen, a co-founder of the Company, has served as Chairman of the Board, President and Chief Executive Officer of the Company since May 1982. In October 2003, Mr. Cohen stepped down from the Presidency and is now the Chairman of the Board and CEO. Since 1976, Mr. Cohen has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company). Mr. Cohen is an attorney, and practiced law from 1973 through 1981. Mr. Cohen is the brother of Gary D. Cohen.

Mr. Glenn S. Lyon has served as President and Chief Merchandise Officer of the Company since October 2003, and as Executive Vice President and Chief Merchandise Officer from September 2001 to October 2003. Prior to joining the Company, he served as President/CEO of Paul Harris Stores, Inc., from March 2000 to February 2001. From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group. Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing. Mr. Lyon started his career in February 1973 at Macy’s N.Y., where he spent ten years in various merchandising positions.

Mr. David I. Klapper, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Klapper has also served as Senior Executive Vice President of the Company since April 2000. Prior to his current position, Mr. Klapper served as Executive Vice President from May 1982 to April 2000. Since 1976, Mr. Klapper has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company).

Mr. Larry J. Sablosky, a co-founder of the Company, has served as a director of the Company since May 1982. Mr. Sablosky has also served as Senior Executive Vice President of the Company since April 2000. Prior to his current position, Mr. Sablosky served as Executive Vice President from May 1982 to April 2000. Prior to 1982, Mr. Sablosky was employed in a family retail business for over 10 years. Mr. Sablosky has been involved in the retail industry for over 30 years.

Mr. Steven J. Schneider has served as Senior Executive Vice President and Chief Operating Officer of the Company since October 2003, and as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Assistant Secretary from April 2001 to October 2003. Mr. Schneider also served as Executive Vice President–Finance, Chief Financial Officer and Assistant Secretary of the Company from April 2000 to April 2001, as Senior Vice President–Finance, Chief Financial Officer and Assistant Secretary of the Company from March 1997 to April 2000, and as Vice President–Finance and Chief Financial Officer of the Company from April 1989 to March 1997. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc., a women’s apparel retailer. Mr. Schneider, a Certified Public Accountant, was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for over 25 years.

Mr. Gary D. Cohen has served as Executive Vice President–General Counsel and Secretary of the Company since April 2000. Mr. Cohen also served as Senior Vice President–General Counsel and Secretary of the Company from July 1997 to April 2000. From April 1990 to July 1997, Mr. Cohen was a Senior Partner in the law firm of Cohen and Morelock. During the 15 years prior to his joining the Company, Mr. Cohen represented the Company regarding real estate matters. From 1978 to 1990, Mr. Cohen held partnership positions with various law firms. At the present time, Mr. Cohen retains an “Of Counsel” position with Brand Davis Elsea & Morelock. Mr. Cohen is the brother of Alan H. Cohen.

Mr. George S. Sanders has served as Executive Vice President–Real Estate and Store Development of the Company since April 2000. Mr. Sanders also served as Senior Vice President–Real Estate and Store Development of the Company from March 1997 to April 2000, and as Vice President–Real Estate and Store Construction from April 1994 to March 1997. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates, he held the position of Senior Leasing Representative.

Mr. Donald E. Courtney has served as Executive Vice President, IS, Distribution, Chief Information Officer and Assistant Secretary of the Company since October 2003, and as Executive Vice President–Chief Information Officer–Distribution from April 2000 to October 2003. Mr. Courtney also served as Senior Vice President–MIS and Distribution of the Company from March 1997 to April 2000 and as Vice President–MIS and Distribution of the Company from August 1989 to March 1997. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Guarantee Auto Stores, Inc., an automotive retailer, employed Mr. Courtney. At the time Mr. Courtney left Guarantee Auto Stores, he held the position of Vice President–MIS and Distribution. Mr. Courtney has been involved in the retail industry for over 25 years.

Mr. Michael L. Marchetti has served as Executive Vice President–Store Operations of the Company since April 2000. Mr. Marchetti also served as Senior Vice President–Store Operations of the Company from March 1997 to April 2000 and as Vice President–Store Operations from September 1995 to March 1997. From May 1990 to September 1995, Mr. Marchetti was employed as Regional Vice President of Champs Sports, a division of Footlocker, Inc. Mr. Marchetti has been involved in the retail industry for over 30 years.

Mr. Kevin S. Wampler has served as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company since October 2003, and as Senior Vice President, Chief Accounting Officer and Assistant Secretary from April 2001 to October 2003. Mr. Wampler also served as Senior Vice President–Corporate Controller and Assistant Secretary of the Company from April 2000 to April 2001 and as Vice President–Corporate Controller and Assistant Secretary of the Company from March 1997 to April 2000. Mr. Wampler, who is a Certified Public Accountant, was also employed by the Company from June 1993 to March 1997 as Corporate Controller. Mr. Wampler held the position of Audit Manager at a national accounting firm from July 1986 to May 1993.

Mr. Kevin G. Flynn has served as Senior Vice President–Marketing of the Company since April 2000. Mr. Flynn also served as Vice President–Marketing of the Company from March 1997 to April 2000. Mr. Flynn has been employed by the Company since November 1994 and prior to election as an officer, held the position of Marketing Director. Mr. Flynn was previously employed from July 1992 to November 1994 by Caldwell Van Riper, a regional advertising agency and by Leo Burnett Advertising in Chicago prior to July 1992.

Mr. Robert A. Edwards has served as Senior Vice President–Distribution of the Company since April 2000. Mr. Edwards also served as Vice President–Distribution of the Company from March 1997 to April 2000. Mr. Edwards has been employed by the Company since June 1982 and prior to his election as an officer, held the position of Director of Distribution.

Mr. James B. Davis has served as Senior Vice President–Real Estate of the Company since April 2000. Mr. Davis also served as Vice President–Real Estate of the Company from October 1997 to April 2000. Mr. Davis has been employed by the Company since October 1996 and prior to his election as an officer, held the position of Director of Leasing. Mr. Davis was previously employed as Vice President–Leasing for JMB Urban (a real estate developer and manager) from January 1993 to October 1996.

Mr. Roger C. Underwood has served as Senior Vice President–Information Systems of the Company since April 2001. Mr. Underwood also served as Vice President–Information Systems of the Company from May 2000 to April 2001. Mr. Underwood has been employed by the Company since January 1992. Prior to his election as an officer, Mr. Underwood held the position of Director of Information Systems for the Company.

Mr. Timothy R. Geis has served as Senior Vice President, General Merchandise Manager of the Company since October 2003, and as Senior Vice President–Footwear from April 2003 to October 2003. From April 2001 until April 2003, Mr. Geis held the position of Vice President–Footwear. From November 1996 to April 2001, Mr. Geis held the position of Divisional Merchandise Manager of Footwear. Mr. Geis joined Finish Line in October 1995 as a footwear buyer. Prior to Finish Line, Mr. Geis was employed as a footwear buyer for Champs Sports, a division of Footlocker, Inc.

Mr. Michael J. Smith has served as Senior Vice President–Loss Prevention of the Company since April 2003. From March 2000 to April 2003, Mr. Smith held the position of Vice President–Loss Prevention. Mr. Smith joined the Company in October 1998 as Director of Loss Prevention. Prior to joining the Company, Mr. Smith was employed by Merchantile South Department Stores in Mobile, Alabama, from 1992 through 1998.

Mr. Jeffrey H. Smulyan has served as a director of the Company since June 1992. Mr. Smulyan is CEO, Chairman of the Board, and President of Indianapolis-based Emmis Communications Corporation, which he founded in 1981. Emmis owns and operates 27 radio stations, 16 network-affiliated television stations, and award-winning regional and specialty magazines around the country. Mr. Smulyan, a director of the National Association of Broadcasters and former Chairman of the Board of Directors of the Radio Advertising Bureau, sits on the Board of Trustees of the University of Southern California. In 2000, Mr. Smulyan was honored with the American Women in Radio and Television’s Silver Satellite Award, the National Association of Broadcasters’ National Radio Award, and as Radio Ink’s “Radio Executive of the Year.” In 2004, Mr. Smulyan was inducted into the Broadcast and Cable Hall of Fame. He is the former owner of the Seattle Mariners baseball team.

Mr. Stephen Goldsmith has served as a director of the Company since July 1999. Mr. Goldsmith is a Partner of Knowledge Universe, which invests in internet-oriented education companies, day care and childhood learning companies, and B2B companies, principally in business and human resources consulting and online training. He is also Chairman of the Corporation for National and Community Service and the Daniel Paul Professor of Government and Director of the Innovations in American Government Program at Harvard University’s Kennedy School of Government. From 2002 to 2005, he served as Senior Vice President of ACS State and Local Solutions. Mr. Goldsmith was a director of Net2Phone, Inc., an Internet communications company, from 2002 to 2004 and The Steak n Shake Company, a national restaurant chain, from 1999 to 2005. He is also a former trustee of Windrose Medical Properties Trust. Mr. Goldsmith served as Mayor of the City of Indianapolis from January 1992 to December 1999, and then as chief domestic policy advisor to the Bush 2000 Presidential Campaign.

Mr. Bill Kirkendall has served as a director of the Company since July 2001. Mr. Kirkendall has been employed as an independent consultant since November 2002. Mr. Kirkendall was President and Chief Executive Officer of Orlimar Golf Company, a manufacturer and distributor of golf equipment, from October 1999 to November 2002. Mr. Kirkendall was President and CEO of Tretorn of N.A., Inc., a distributor and licensee of athletic footwear, from 1998 to 1999. Mr. Kirkendall was a driving force with Etonic Inc., a distributor, manufacturer, and licensee of athletic footwear and apparel from 1982 to 1998, holding the following positions: Sales Representative from 1982 to 1985, National Sales Manager from 1985 to 1986, Vice President from 1986 to 1988, Senior Vice President from 1988 to 1989, Executive Vice President from 1989 to 1991, and President from 1991 to 1998. Mr. Kirkendall was Vice President of Golden Brothers Inc., a long haul trucking company from 1976 to 1982.

Mr. William P. Carmichael was elected a director of the Company at the 2003 Annual Meeting. From 1999 to 2001 Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for twenty-six years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer from 1987 to 1990, and Vice President of Esmark, Inc., from 1973 to 1984. Mr. Carmichael has been a director of Spectrum Brands (formerly Rayovac Corporation) since August 2002, Cobra Electronics Corporation since 1994, Simmons Company since May 2004, and a trustee of the Nations Funds since 1999. He was also previously a director of Opta Food Ingredients, Inc., Nations Government Income Term Trust 2004, Nations Government Income Term Trust 2003, Nations Balanced Target Maturity Fund and Hatteras Income Securities Fund.

Officers are appointed by and serve at the discretion of the Board of Directors. Unless otherwise stated, there are no family relationships among any directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Company’s Class A Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based solely on the Company’s review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 26, 2005.

BOARD OF DIRECTORS, COMMITTEES AND MEETINGS

Independence of Directors

Our Board has determined that the majority of its members are independent directors (as defined in the National Association of Securities Dealers (“NASD”) listing standards). Our independent directors include Jeffrey H. Smulyan, Stephen Goldsmith, Bill Kirkendall and William P. Carmichael.

Meetings and Committees of the Board of Directors

The Board of Directors held seven meetings in fiscal 2005 and all directors attended at least 75% of the meetings of the Board of Directors and the Board of Directors’ committees of which they were members. Members of the Board of Directors are expected to attend the Annual Meeting of Shareholders. All of the Board members attended the 2004 Annual Meeting.

The Board of Directors has three (3) committees. The Audit Committee is comprised of Messrs. Goldsmith, Kirkendall and Carmichael, Chair. The Compensation and Stock Option Committee is comprised of Messrs. Kirkendall and Smulyan. The Finance Committee is comprised of Messrs. Klapper and Carmichael. The Company does not have a nominating committee nor any committee performing such functions. The Board has determined that, because a majority of its members are independent directors, it is appropriate for the independent directors to fulfill the role of a nominating committee. Nominees are recommended to the Board of Directors by at least a majority of independent directors.

The Audit Committee met eight times during fiscal 2005. The Audit Committee is composed solely of independent directors (as defined in the NASD listing standards and Securities and Exchange Commission (“SEC”) rules). Information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report,” included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. Each member of the Audit Committee meets the NASD’s financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets the NASD’s professional experience requirements as well. The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions as defined in the applicable NASD listing standards. During fiscal 2005, there were no related party transactions between the Company and its executive officers and directors.

The Compensation and Stock Option Committee met four times during fiscal 2005. The Compensation and Stock Option Committee is composed solely of independent directors (as defined in the NASD listing standards). The Compensation and Stock Option Committee focuses on executive compensation, the administration of the Company’s stock incentive plans and making decisions on the granting of discretionary bonuses.

The Company’s independent directors meet regularly in executive sessions outside the presence of management. An executive session is generally held in conjunction with each regularly scheduled meeting of the Board. The Company has not formally appointed a single director to preside at executive sessions of the independent directors.

Nomination Process

In determining whether to nominate a candidate for a position on the Company’s Board of Directors, the Board of Directors considers various criteria, such as the recommendations of the independent directors, the candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and professional ethics and values, bearing in mind the requirements of the Board of Directors at that point in time. The Board of Directors believes it is appropriate that a majority of its members be independent directors and that at least one member, who also serves on the Audit Committee, be an “audit committee financial expert” as defined by SEC rules. Candidates are identified through a variety of sources, including other members of the Board of Directors, senior Company executives, individuals personally known by the members of the Board of Directors, and research. The Company will consider shareholder recommendations of candidates when the recommendations are properly submitted. To be considered at the Annual Meeting of Shareholders, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement entitled “Proposals of Shareholders,” and must comply with the notice, information and consent provisions set forth in the Company’s Bylaws. Shareholder nominees will be evaluated under the criteria set forth above. To recommend a prospective nominee for the Board’s consideration, submit a candidate’s name and qualifications to The Finish Line, Inc., Board of Directors (or the applicable member of the Board of Directors), at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, its committees, the independent directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board of Directors), at the Company’s principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary. If the Secretary deems appropriate, the Secretary will forward such correspondence to the Chairman of the Board or to the applicable Board member.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 2005, 2004 and 2003 for the person who was Chief Executive Officer at the end of the last fiscal year and the four most highly compensated executive officers of the Company (“Named Officers”) whose salary and bonus exceeded $100,000 in fiscal 2005.

SUMMARY COMPENSATION TABLE

				Long Term Compensation
				Awards		Payouts
				Restricted	Securities
		Annual Compensation		Stock	Underlying	LTIP	All other
		Salary	Bonus	Award(s)	Options/SARs	Payouts	Compensation
Name and Principal Position	Year	($)	($)(1)	($)	(#)	($)	($)(2)
Alan H. Cohen	2005	500,000	545,000	—	—	—	16,914
Chairman of the Board	2004	416,000	509,184	—	—	—	17,227
and CEO	2003	400,000	338,832	—	—	—	16,153

Glenn S. Lyon	2005	375,000	327,000	—	50,000		16,914
President and	2004	287,577	273,773	—	40,000	—	17,227
Chief Merchandise Officer	2003	265,000	149,651	—	35,000	—	4,439

Steven J. Schneider	2005	325,000	247,975	—	40,000	—	16,914
Sr. Exec. Vice President	2004	284,115	270,478	—	—	—	17,227
and COO	2003	270,000	177,887	—	35,000	—	16,153

Gary D. Cohen	2005	273,000	178,542	—	35,000	—	16,914
Exec. Vice President,	2004	261,000	212,976	—	—	—	17,227
General Counsel & Secretary	2003	250,559	141,496	—	35,000	—	16,153

George S. Sanders	2005	260,000	170,040	—	35,000	—	16,914
Exec. Vice President,	2004	248,300	202,613	—	—	—	17,227
Real Estate and	2003	238,730	134,816	—	35,000	—	16,153
Store Development

(1)	Cash bonuses for services rendered in each fiscal year have been listed in the year earned; however, the amounts listed were actually paid in the subsequent fiscal year.

(2)	The stated amounts are Company contributions to The Finish Line, Inc. 401k and Profit Sharing Plan.

Director Compensation

Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $3,500 per annum, an additional $3,500 per meeting for attending regular meetings of the Board of Directors and an additional $1,000 per meeting for attending special meetings. Directors who are not employees of the Company are also reimbursed for expenses incurred in attending regular, special and committee meetings. In addition, non-employee directors receive a $1,000 fee for each Audit Committee or Compensation and Stock Option Committee meeting they attend in person or telephonically. Directors who are not employees of the Company also receive options to purchase 6,000 Class A Common Shares upon their first election to the Board and an additional 8,000 options for each year they serve on the Board.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information with respect to options to purchase the Company’s Class A Common Shares granted during fiscal 2005 to the Named Officers.

	Individual Grants				Potential Realizable
	Number of				Value at Assumed Annual
	Securities	% of Total Options			Rates of Stock Price
	Underlying Options	Granted to			Appreciation for
	Granted	Employees	Exercise Price	Expiration	Option Term (3)
Name	(#)(1)(2)	in Fiscal Year	($/Sh)	Date	5%	10%
Alan H. Cohen	—	—	—	—	—	—
Glenn S. Lyon	50,000	4.3%	$17.625	3/04/2014	$554,213	$1,404,486
Steven J. Schneider	40,000	3.4%	$17.625	3/04/2014	$443,371	$1,123,588
Gary D. Cohen	35,000	3.0%	$17.625	3/04/2014	$387,949	$983,140
George S. Sanders	35,000	3.0%	$17.625	3/04/2014	$387,949	$983,140

(1)	Vest 10% after one year, an additional 20% after two years, an additional 30% after three years and the remaining 40% four years following the date of grant. The exercise price of these options was equal to the fair market value of the Company’s Class A Common Shares on the date of grant.

(2)	Options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3)	Potential realizable value is based on the assumption that the common share price appreciates at the annual rate shown (compounded annually) from the grant date until the end of the ten-year option term. This value is calculated based on requirements of the SEC and does not reflect the Company’s estimate of future share price growth.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Shown below is information with respect to the exercise in fiscal 2005 of options to purchase the Company’s Class A Common Shares by the five Named Officers and the unexercised options to purchase the Company’s Class A Common Shares under the Company’s 1992 Employee Stock Incentive Plan and 2002 Stock Incentive Plan.

			Number of Securities Underlying		Value of Unexercised In
	Shares		Unexercised Options/SARs at FY		the Money Options/ SARs
	Acquired on	Value	End (#)		at FY End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable		Exercisable/Unexercisable
Alan H. Cohen	—	—	—	—	—	—
Glenn S. Lyon	25,000	330,825	30,500	162,500	432,845	2,078,475
Steven J. Schneider	55,000	613,523	28,500	108,500	370,725	1,189,825
Gary D. Cohen	28,400	417,704	27,750	103,500	355,898	1,176,750
George S. Sanders	34,400	487,015	73,000	103,500	926,645	1,176,750

(1)	Represents the difference between the closing price of the Company’s Class A Common Shares on Nasdaq® on February 26, 2005 ($20.24) and the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding grants under all equity compensation plans of the Company as of February 26, 2005.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
	and rights	and rights	(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,311,500	$9.84	469,020
Equity compensation plans not approved by security holders	—	N/A	—

Total	3,311,500	$9.84	469,020

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

Scope of Committee’s Work

The Compensation and Stock Option Committee of the Board of Directors (for purposes of this section, the “Committee”) administers the Company’s 1992 Employee Stock Incentive Plan, as amended and the Company’s 2002 Stock Incentive Plan; reviews the Company’s compensation plans, programs and policies for executive officers; monitors the performance and compensation of executive officers and other key employees; and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation. The Committee is composed of two independent directors (as defined in the NASD listing standards).

Summary of Compensation Policies for CEO and Executive Officers

The Company’s philosophy is to maintain compensation programs that attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased shareholder value. The key elements of the Company’s executive compensation program for fiscal 2005 consisted of a base salary, potential for an annual bonus directly linked to overall Company performance, potential for a longer term bonus directly linked to the Company’s ability to improve operating earnings over a three-year period (for certain executive officers), and the grant of stock options and other stock incentive awards intended to encourage achievement of superior results over time and to directly align executive officer and shareholder economic interests.

CEO Compensation

The Committee believes the Chief Executive Officer’s compensation should be heavily influenced by Company performance. The Committee also considers the level of compensation paid to the chief executive officers of comparable companies as part of its calculation of the compensation to be paid to the Company’s Chief Executive Officer. For the last three fiscal years, Mr. Alan H. Cohen, the Company’s Chief Executive Officer, was compensated with a base salary at an annualized rate of $500,000, $416,000 and $400,000, respectively. See “Executive Compensation — Summary Compensation Table.” In March 2004, the Committee established a performance bonus program for Mr. Cohen (as well as for the Company’s other senior executive officers) which, for the fiscal year ended February 26, 2005, was based on four factors:

1.	Increase in fiscal 2005 operating income before taxes as compared to fiscal 2004 operating income before taxes;

2.	Same store sales increases;

3.	Total sales increases; and

4.	Aged inventory reduction.

The Committee believes this arrangement provided the Chief Executive Officer with significant incentives and aligned what amounted to a bonus ($545,000 for fiscal 2005) equal to a significant percentage (109% for fiscal 2005) of his annual base salary directly to the Company’s economic performance. A long-term incentive bonus plan was initiated in fiscal 2005 that would allow Mr. Cohen (as well as certain of the Company’s other executive officers) to earn a bonus of up to $150,000 (lesser amounts in the case of such other executive officers) if the Company’s operating earnings over the three fiscal years ending February 28, 2007, meet or exceed a specified cumulative amount.

While the Committee believes the use of stock options which vest over a period of time is an effective device to link individual compensation with increased shareholder values, because of Mr. Cohen’s substantial equity position in the Company (an aggregate of 2,168,794 Class A and Class B Common Shares as of May 27, 2005), Mr. Cohen requested that he not be eligible at the current time for the grant of stock options or other incentive awards under the Company’s 2002 Stock Incentive Plan. Mr. Alan H. Cohen, Mr. David I. Klapper and Mr. Larry J. Sablosky (collectively the “founders”) are principal shareholders of the Company and each has currently elected not to receive grants of stock options or stock grants. Consequently, no options or incentive awards were granted to the founders during fiscal 2005.

Executive Officers Compensation

The Committee has adopted similar policies with respect to overall compensation of the Company’s other senior executive officers.

The Company’s President, Mr. Glenn S. Lyon, was compensated at a base salary of $375,000 for fiscal 2005. The Company’s Senior Executive Vice President and COO, Mr. Steven J. Schneider, was compensated at an annual base salary of $325,000. The Company’s Executive Vice President, General Counsel and Secretary, Mr. Gary D. Cohen was compensated at a base salary equal to $273,000 during fiscal 2005. The Company’s Executive Vice President, Real Estate & Store Development, Mr. George S. Sanders was compensated at an annual base salary of $260,000 during fiscal 2005. In addition, Messrs. Lyon, Schneider, Cohen, and Sanders participated in a bonus plan similar to the plan described above under “CEO Compensation” under which each received a bonus equal to a percentage (approximately 87% for Mr. Lyon, approximately 76% for Mr. Schneider, and approximately 65% for Messrs. Cohen and Sanders) of annual base salary. Under the long-term incentive bonus plan initiated in fiscal 2005 described above under “CEO Compensation,” Messrs. Lyon, Schneider, Cohen and Sanders are eligible to earn a bonus of up to $100,000, $75,000, $50,000 and $50,000, respectively, if the Company’s operating earnings over a three-year period meet or exceed a specified cumulative amount.

The Company’s Chief Executive Officer and the other Named Officers were also eligible to participate in the Company’s 401k and Profit Sharing Plan currently up to a maximum annual contribution of $41,000 per person for the Company’s most recent plan year ended December 31, 2004. See “Executive Compensation — Summary Compensation Table.”

Under current law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments that qualify as “performance-based.” To qualify as “performance-based,” compensation payments must be made from a plan that is administered by a compensation committee of the Board of Directors, which is comprised solely of two or more independent directors. In addition, the material terms of the plan must be disclosed to and approved by the Company’s shareholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive’s exercise of stock options rights (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may also affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Summary

The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentives to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company’s shareholders.

Compensation and Stock Option Committee

Bill Kirkendall
Jeffrey Smulyan
Indianapolis, Indiana

The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

Compensation Committee Interlocks and Insider Participation

Messrs. Kirkendall and Smulyan comprised the Compensation and Stock Option Committee during fiscal 2005.

STOCK PRICE PERFORMANCE GRAPH

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1)
AMONG THE FINISH LINE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP(2)

(1)	$100 invested on 2/29/00 in stock or index including reinvestment of dividends.

(2)	Peer group is: Standard Industrial Classification Codes 5940 through 5949 (actively trading issues during relevant period). SIC codes beginning with 594 represent miscellaneous Shopping Goods Stores which, in management’s opinion, most closely represents the peer group of the Company.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

During October 2003, the Audit Committee of the Board of Directors developed an updated charter for the Committee, which was approved by the full Board on October 23, 2003. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is composed of three independent directors (as defined in the applicable NASD listing standards and SEC rules). Each member meets the NASD’s financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets the NASD’s professional experience requirements as well.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principals, the matters to be discussed by Statement of Accounting Standards No. 61, “Communication with Audit Committees,” as amended, which indexes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.

The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 26, 2005, for filing with the SEC.

William P. Carmichael, Chair
Bill Kirkendall
Stephen Goldsmith
Indianapolis, Indiana

Relationship with Independent Public Accountants

The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent accountants continuously since 1988, was selected by the Audit Committee to continue in that capacity for fiscal year 2006, ending February 25, 2006. During fiscal 2005, the Company also engaged Ernst & Young LLP to render certain other professional services involving financial due diligence, assistance on tax planning matters, audit of the retirement plan and general consultations.

The appointment of auditors is approved annually by the Audit Committee. In making its determination, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. The Audit Committee has selected Ernst & Young LLP for the current fiscal year. Each professional service performed by Ernst & Young LLP during fiscal 2005 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Additionally, the Audit Committee requires the rotation of its outside auditor’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the SEC.

Independent Auditor Fee Information

Fees for professional services provided by our independent auditors Ernst & Young LLP, in each of the last two fiscal years, in each of the following categories are:

	2005	2004
Audit Fees	$530,777	$198,571
Audit-Related Fees	174,115	125,806
Tax Fees	79,131	86,043
All Other Fees	-0-	-0-

	$784,023	$410,420

Fees for audit services include fees associated with the annual financial statement and internal controls audit, the reviews of the Company’s quarterly reports on Form 10-Q, and assistance with review of documents filed with the SEC. Audit-related fees principally include accounting consultations and the audit of our retirement plan. Tax fees include tax compliance, tax advice and tax planning.

There were no other services performed during fiscal years 2005 and 2004.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services and other services performed by the independent auditor during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined above, subject to the budget for each category. Unless a specific service has been previously pre-approved for that year, the Audit Committee must approve the service before the independent auditor may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

(Item 3 on your Proxy)

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending February 25, 2006. The Board of Directors urges you to vote for ratification of that appointment. A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as independent auditors. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 3 on your Proxy).

PROPOSALS OF SHAREHOLDERS

If a shareholder wishes to submit a proposal for consideration at the 2006 Annual Meeting and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted to the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Secretary no later than February 20, 2006.

If a shareholder wishes to submit a proposal for consideration at the 2006 Annual Meeting without including that proposal in the Company’s proxy statement and form of proxy, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal no less than 90 days nor more than 120 days in advance of the first anniversary of the 2005 Annual Meeting (in the event that the date of the 2006 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal no less than 90 days nor more than 120 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2006 Annual Meeting). Such notice should be sent to the Company in care of the Secretary at its principal offices.

MISCELLANEOUS

The Company has adopted a Code of Ethics applicable to its directors and officers (including its chief executive officer, chief financial officer, corporate controller and other finance officers). The Company’s Code of Ethics is available on the Company’s website at www.finishline.com. The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or in a report on Form 8-K as required.

The Company’s Annual Report to Shareholders for the fiscal year ended February 26, 2005, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

The Company is not aware of any other business to be presented at the 2005 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gary D. Cohen
Executive Vice President, General Counsel and Secretary Indianapolis, Indiana June 20, 2005

APPENDIX A

2002 STOCK INCENTIVE PLAN
OF THE FINISH LINE, INC.
(AS AMENDED AND RESTATED JULY 21, 2005)

SECTION 1. PURPOSE OF PLAN

     The purpose of this 2002 Stock Incentive Plan (this “Plan” or the “Plan”) of The Finish Line, Inc., an Indiana corporation (the “Company”), is to enable the Company to attract, retain and motivate its directors, officers and employees, and to further align the interests of such persons with those of the shareholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

SECTION 2. ADMINISTRATION OF PLAN

     2.1 Composition of Committee. Subject to the provisions for directors pursuant to Section 6.7, this Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors (the “Committee”), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof. Notwithstanding the foregoing, with respect to any Award (as defined in Section 5.1) that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of the Committee) or, to the extent permitted by law, one or more officers of the Company, and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Eligible Persons, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

     The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

     2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

     (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, either (x) the closing price for a Share (as defined in Section 3.1) reported for the last trading day prior to such date by the Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, (y) the average of the high and low prices for a Share (as defined in Section 3.1) reported for the last trading day prior to such date by the Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) (the determination as to whether (x) or (y) is utilized in any specific case shall be in the sole discretion of the Committee), or, in either case of (x) or (y), if no Shares are traded on the Nasdaq Stock Market (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the Nasdaq Stock Market (or such other stock exchange or quotation system); and (ii) the term “Company” shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

     (b) to determine which persons are Eligible Persons (as defined in Section 4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

2002 Stock Incentive Plan Of The Finish Line, Inc.	Page 1
(as amended and restated july 21, 2005)

     (c) to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

     (d) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

     (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

     (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

     (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

     (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION 3. STOCK SUBJECT TO PLAN

     3.1 Aggregate Limits. The aggregate number of shares of the Company’s Class A Common Shares, no par value (“Shares”), issued pursuant to all Awards granted under this Plan shall not exceed 6,500,000, plus the number of shares subject to awards granted under the Company’s Non-Employee Director Stock Option Plan or the Company’s 1992 Employee Stock Incentive Plan but which are not issued under such plans as a result of the cancellation, expiration or forfeiture of such awards; provided that no more than 15% of such Shares may be issued pursuant to all Incentive Bonuses and Incentive Stock Awards granted under this Plan. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 10. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

     3.2 Tax Code Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person shall not exceed 1,000,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Eligible Person shall not exceed 1,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m). The aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 6,500,000, which number shall be calculated and adjusted pursuant to Section 3.3 and Section 10 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an ISO under Code Section 422.

     3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered (either actually or constructively by attestation) to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

2002 Stock Incentive Plan Of The Finish Line, Inc.	Page 2
(as amended and restated july 21, 2005)

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee or prospective employee of the Company or any of its affiliates shall be eligible to be considered for the grant of Awards hereunder (an “Eligible Person”). For purposes of the grant provisions under Section 6.7, an “Eligible Person” shall also include a director of the Company who is not also a salaried employee (a “Non-employee Director”). Unless provided otherwise by the Committee, the term “employee” shall mean an “employee,” as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended, (“1933 Act”) and a “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

SECTION 5. PLAN AWARDS

     5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

     (a) Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the “Option Document”). Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422 and Options not intended to qualify as ISOs (“Non-qualified Options”) may be granted under Section 6. Options may be granted to Non-employee Directors only pursuant to Section 6.7.

     (b) Incentive Stock: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the “Incentive Stock Document”).

     (c) Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the “Incentive Bonus Document”).

     5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6. OPTIONS

     The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

     6.1 Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

     6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall be determined by the Committee, except that if an Option is intended to qualify as an ISO or as qualifying performance-based compensation under Section 162(m), the exercise price shall be equal or exceed 100% of the fair market value of a Share on the date the Option is granted.

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     6.3 Option Term. The “Term” of each Option granted under this Plan, including any ISOs, shall not exceed 10 years from the date of its grant, unless the Committee provides for a lesser term.

     6.4 Option Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, except that no Option other than Non-employee Director Options shall first become exercisable within one (1) year from its date of grant, other than upon death or disability of the Eligible Person or upon a Corporate Transaction (as set forth in Section 11.1 hereof).

     6.5 Termination of Employment or Service. Subject to Section 11, upon a termination of employment by an Eligible Person prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish, except that all Options held by Non-employee Directors as of the date of cessation of service as a director may be exercised in accordance with their terms by the Non-Employee Director or his heirs or legal representatives until the earlier or two years after such termination and the expiration of the applicable Option term.

     6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers’ check, (b) shares of the Company’s Class A Common Stock owned by the Option holder, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement with a broker selected or approved by the Company where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable upon exercise of the Option, or (f) any combination of (a) through (d).

     6.7 Non-Employee Director Options. Each fiscal year, each Non-employee Director shall automatically be granted a Non-qualified Option (a “Non-employee Director Option”) not more than 8,000 Shares (subject to adjustment pursuant to Section 10), provided that for the year in which a Non-employee Director first joins the Board, in lieu of the foregoing, he or she shall automatically be granted a Non-employee Director Option to purchase not more than 14,000 Shares (subject to adjustment pursuant to Section 10). If, on any date upon which Non-employee Director Options are to be granted pursuant to this Section 6.7, the number of Shares remaining available for options under this Plan is insufficient for the grant to each Non-employee Director of a Non-employee Director Option to purchase the entire number of Shares specified in this Section 6.7, then a Non-employee Director Option to purchase a proportionate amount of such available number of Shares (rounded to the nearest whole share) shall be granted to each Non-employee Director on such date. Any Non-employee Director Option granted to a Non-employee Director in any fiscal year pursuant to the Company’s Non-Employee Director Stock Option Plan originally adopted in 1994 shall be deemed to satisfy the provisions of this Section 6.7 for purposes of computing the number of Non-employee Director Options granted to a Non-Employee Director during any one fiscal year.

SECTION 7. INCENTIVE BONUSES

     Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

     7.1 Incentive Bonus Document. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, which term shall not be less than one year, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall not exceed $500,000.

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     7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

     7.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares or in cash or other property. Any Incentive Bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.

     7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, to the extent the Committee provides in the Incentive Bonus Document, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8. INCENTIVE STOCK

     Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.

     8.1 Incentive Stock Document. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

     8.2 Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

     8.3 Share Vesting. The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations, except that no such condition that is based upon continued employment or the passage of time shall provide for full vesting of an Award in less than three (3) years from the date the Award is made, other than upon the death or disability of the Eligible Person, upon a Corporate Transaction (as set forth in Section 11.1 hereof) or upon the Committee specifically providing for a shorter vesting period. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Stock Award is granted.

     8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, to the extent provided at the time of grant, the number of Shares granted, issued, retainable and/or vested under an Incentive

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Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

     8.5 Termination of Employment. Subject to Section 11, upon a termination of employment by an Eligible Person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Eligible Person shall be subject to such procedures as determined by the Committee.

SECTION 9. OTHER PROVISIONS APPLICABLE TO AWARDS

     9.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

     9.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) market share, (p) overhead or other expense reduction and (q) such other performance criteria as the Committee shall determine under the circumstances. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

     9.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

     9.4 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent shareholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

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     9.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

     9.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

     9.7 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

SECTION 10. CHANGES IN CAPITAL STRUCTURE

     10.1 Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

     10.2 Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, but need not, appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as “performance-based compensation” under Section 162(m) of the Code.

SECTION 11. CORPORATE TRANSACTIONS

     11.1 Assumption or Replacement of awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan as assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the

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Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 11.1, such Awards (in the case of Options, to the extent not exercised prior to the date of such transaction and in the case of all other Awards, to the extent not fully vested and free from any restriction prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of an Award for alternative treatment in connection with a transaction described in this Section 11 and/or provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in connection with a transaction described in this Section 11.

     11.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 11, in the event of the occurrence of any transaction described in Section 11.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

     11.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price.

SECTION 12. TAXES

     12.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

     12.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company’s capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company’s capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

SECTION 13. AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 10. and the provisions of Section 11, no such amendment shall, without the approval of the shareholders of the

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Company materially increase the maximum number of Shares for which Awards may be granted under this Plan or change the class of persons eligible to be Eligible Employees or Participants in any material respect.

     The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder’s consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Corporate Transaction (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard.

SECTION 14. COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

     No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the 1933 Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15. OPTION GRANTS BY SUBSIDIARIES

     In the case of a grant of an Option to any eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 16. NO RIGHT TO COMPANY EMPLOYMENT

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17. LIABILITY OF COMPANY

     The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

     (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

     (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 18. EFFECTIVENESS AND EXPIRATION OF PLAN

     This Plan was approved by the Company’s shareholders and was effective on July 18, 2002. On January 20, 2005, the Board approved an amendment of the Plan, which amendment of the Plan and the Plan, as amended and restated, shall be submitted to the shareholders of the Company for approval and shall be effective upon that approval. In the event the amended and restated Plan is not approved by the shareholders the initial Plan shall

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continue in full force and effect. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

SECTION 19. NON-EXCLUSIVITY OF PLAN

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20. GOVERNING LAW

     This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Indiana and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

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THE FINISH LINE, INC.

CLASS A COMMON SHARES
Proxy for Annual Meeting of Shareholders, July 21, 2005
This Proxy is solicited on behalf of the board of directors for the
Annual Meeting of Shareholders to be held on July 21, 2005 at 9:00 a.m.
at the Company’s Corporate Office located at
3308 N. Mitthoeffer Road, Indianapolis, IN 46235

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for the 2005 Annual Meeting and, revoking all prior Proxies, appoints Alan H. Cohen and Steven J. Schneider, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A Shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 21, 2005, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side of this proxy card.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

THE FINISH LINE, INC.

July 21, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

â Please detach along perforated line and mail in the envelope provided â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The election of two Class I directors to serve until the 2008 Annual Meeting of Shareholders:
NOMINEES:
☐	FOR ALL NOMINEES	m m	Alan H. Cohen Jeffery H. Smulyan
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

		FOR	AGAINST	ABSTAIN
2.	Approval and ratification of an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares subject thereto by 4,000,000 shares and approval and ratification of the Plan, as amended and restated:	☐	☐	☐

3.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s fiscal year ending February 25, 2006:	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof and as to which the undersigned hereby confers discretionary authority.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED PROPOSALS 1, 2 AND 3, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO PROPOSAL 4.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.